Exhibit 1.1

FRESH CERTIFICATE OF INCORPORATION

CONSEQUENT ON CHANGE OF NAME

No. 4520

IN THE OFFICE OF THE REGISTRAR OF COMPANIES, BOMBAY

[Under the Companies Act, 1956 (1 of 1956)]

IN THE MATTER OF Tata Locomotive and Engineering Company Limited

I hereby certify that TATA LOCOMOTIVE AND ENGINEERING COMPANY LIMITED, which was originally incorporated on First day of September 1945 under the Indian Companies Act, 1913 and under the name TATA LOCOMOTIVE AND ENGINEERING COMPANY LIMITED having duly passed the necessary resolution in terms of Section 21 of the Companies Act, 1956, and the approval of the Central Government signified in writing having been accorded thereto in the Ministry of Commerce and Industry, Department of Company Law Administration/Regional Director, Western Region, Bombay by his letter No. RD: 12(27)-60/Change dated 17th September, 1960, the name of the said company is this day changed to TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED and this Certificate is issued pursuant to Section 23(1) of the said Act.

Given under my hand at BOMBAY this Twenty-Fourth day of September One thousand nine hundred and Sixty. 12nd Asvina, (882)

Sd/. J. G. GATHA
Asst. Registrar of Companies.
Bombay.

The Seal of

the Registrar

of Companies,

Maharashtra.

SECOND CERTIFICATE OF INCORPORATION

Co. No. 4520 1945-46.

I hereby certify that TATA LOCOMOTIVE AND ENGINEERING COMPANY LIMITED, was on FIRST day of SEPTEMBER One thousand nine hundred and FORTY FIVE incorporated under the Companies Act, 1913 (No. VII of 1913) and that the Company is Limited.

Given under my hand at BOMBAY this ***** THIRD day of JULY One thousand nine hundred and SEVENTY NINE.

/s/ Shri Ram
(SHRI RAM)
ASSIT. REGISTRAR OF COMPANIES,
MAHARASHTRA, BOMBAY.

The Seal of

the Registrar

of Companies,

Maharashtra

Certificate of Incorporation.

No. 4520 of 1945-1946.

I hereby certify that “TATA LOCOMOTIVE AND ENGINEERING COMPANY, LIMITED”, is this day Incorporated under the Indian Companies Act, VII of 1913, and that the Company is Limited.

Given under my hand at Bombay this First day of September One thousand nine hundred and Forty-Five.

BEHRAMJI M. MODI.
Registrar of Companies

The Seal of

the Registrar

of Companies,

Maharashtra.